Exhibit 3.242

ASSIGNMENT OF

LIMITED LIABILITY COMPANY INTEREST

This Assignment of Limited Liability Company Interest (this “Assignment”) is executed as of January 25, 2011, but effective immediately following the consummation of the Release (as defined below), by Aviv Financing IV, L.L.C., a Delaware limited liability company (“Assignor”), and Aviv Financing II, L.L.C., a Delaware limited liability company (“Assignee”).

RECITALS

WHEREAS, Assignor owns all of the issued and outstanding limited liability company membership interests (collectively, the “Interests”) in each of the limited liability companies set forth on Schedule I hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”);

WHEREAS, it is contemplated that the Subsidiaries will be released from their respective obligations (the “Release”) under that certain Credit Agreement (as amended, restated, modified, supplemented and extended from time to time, the “Credit Agreement”), dated as of February 4, 2011, by and among Assignor, as Parent Borrower, each of the Subsidiaries and certain other subsidiaries of Assignor party thereto, as Subsidiary Borrowers, Aviv REIT, Inc., the other Guarantors party thereto, the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders;

WHEREAS, in connection with the Release, the parties hereto believe that it is in their collective best interest to enter into this Assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

AGREEMENT

1. Assignor hereby conveys, assigns and delivers unto Assignee, its successors and assigns, as of the date hereof, all right, title and interest in, to and with respect to the Interests.

2. Assignee hereby accepts, as of the date hereof, the assignment of the Interests and agrees to be bound by the terms of the Limited Liability Company Agreement of each Subsidiary as the sole member of each such Subsidiary.

3. Assignor covenants and agrees to do, execute, acknowledge and deliver to, or cause to be done, executed, acknowledged and delivered to, Assignee, its successors and assigns, all such further acts, deeds, assignments, transfers, conveyances and assurances that may be reasonably requested by Assignee for the better assigning, transferring, conveying, delivering, assuring and confirming to Assignee, its successors or assigns, any or all of the Interests.

4. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Assignment of Burton NH Property, L.L.C. and Richland Washington, L.L.C.

from Aviv Financing IV, L.L.C. to Aviv Financing II, L.L.C.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first above written.

AVIV FINANCING IV, L.L.C.,

a Delaware limited liability company

By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.,
a Delaware limited partnership, its sole member

	By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP,
a Delaware limited partnership, its general partner

		By:	AVIV REIT, INC.,
a Maryland corporation, its general partner

			By:	/s/ Craig M. Bernfield
			Name:	Craig M. Bernfield
			Its:	President and Chief Executive Officer

AVIV FINANCING II, L.L.C.,

a Delaware limited liability company,

By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P., a Delaware limited partnership, its sole member

	By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP,
a Delaware limited partnership, its general partner

		By:	AVIV REIT, INC.,
a Maryland corporation, its general partner

			By:	/s/ Craig M. Bernfield
			Name:	Craig M. Bernfield
			Its:	President and Chief Executive Officer

Assignment of Burton NH Property, L.L.C. and Richland Washington, L.L.C.

from Aviv Financing IV, L.L.C. to Aviv Financing II, L.L.C.

Schedule I

1.	Burton NH Property, L.L.C., a Delaware limited liability company

2.	Richland Washington, L.L.C., a Delaware limited liability company

Assignment of Burton NH Property, L.L.C. and Richland Washington, L.L.C.

from Aviv Financing IV, L.L.C. to Aviv Financing II, L.L.C.